SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) April 16, 2002


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




       Delaware                    0-16014                      23-2417713
   (State or other        (Commission File Number)            (IRS Employer
   jurisdiction of                                          Identification No.)
   incorporation)



               One North Main Street - Coudersport, PA 16915-1141 (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830




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Item 5. Other Events and Regulation FD Disclosure

In a press release dated April 16, 2002, Adelphia Communications Corporation (the "Company") announced that, together with its independent auditor, Deloitte & Touche LLP, it is continuing to review the accounting treatment for matters related to its co-borrowing agreements. The scope of this review process continues to be focused on the appropriate application of generally accepted accounting principles to the obligations under the co-borrowing agreements. As a result of this review, the Company will not be able to file its Annual Report on Form 10-K by the expiration of the Rule 12b-25 extension on Tuesday, April 16, 2002, but will file its 10-K as soon as practicable after that review has been completed. A copy of the press release dated April 16, 2002 is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as
Exhibit 99.01.

In a press release dated April 17, 2002, the Company announced that the Company has been informed by the Staff of the Securities and Exchange Commission that the SEC has issued a formal order of investigation in connection with the matters that are the subject of the Company's previously disclosed SEC inquiry. A copy of the press release dated April 17, 2002 is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as Exhibit 99.02.


Item 7. Financial Statements and Exhibits

Exhibit No.                            Description

99.01             Press Release dated April 16, 2002 (Filed Herewith).

99.02             Press Release dated April 17, 2002 (Filed Herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2002              ADELPHIA COMMUNICATIONS CORPORATION
                                             (Registrant)

                                  By:   /s/ Timothy J. Rigas
                                        Timothy J. Rigas
                                        Executive Vice President, Treasurer
                                        and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                          Description

99.01             Press Release dated April 16, 2002 (Filed Herewith).

99.02             Press Release dated April 17, 2002 (Filed Herewith).